Exhibit 8.1

Watson, Farley & Williams (New York) LLP
Our reference: 25810.50000/19121032v5	1133 Avenue of the Americas New York, New York 10036
Tel (212) 922 2200 Fax (212) 922 1512

November 24, 2010

Globus Maritime Limited c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue, 3rd Floor 166 74 Glyfada Athens, Greece

Re: Registration Statement on Form F-1 – Exhibit 8.1 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Globus Maritime Limited (the “Company”), a corporation domesticated in and existing under Marshall Islands Law, in connection with the Company’s registration statement on Form F-1 (Registration No. 333-170755)  (together with any amendments through the date of its effectiveness, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, covering the sale of up to 6,117,389 shares of the Company’s common shares, par value $0.004 per share, by the selling shareholders named therein.

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement and the prospectus included therein (together with any supplement thereto through the date hereof, the “Prospectus”); and

(ii)
such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company or its affiliates as we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed: (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (iii) that there have been no undisclosed modifications, either written, verbal or otherwise, of any provision of any document reviewed by us in connection with the rendering of the opinion set forth herein, (iv) the completeness of each document submitted to us and (v) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document or certificate encompassed within the due diligence review undertaken by us.

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253.  It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers.  A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address.  Any reference to a 'partner' means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

Globus Maritime Limited	Page 2
November 24, 2010

This opinion is limited to Marshall Islands Law.  We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Registration Statement, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Registration Statement under the caption “Taxation - Marshall Islands Tax Considerations” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, are the opinion of Watson, Farley & Williams (New York) LLP with respect to such matters as of the date of effectiveness of the Registration Statement and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Act.

Very truly yours,

/s/ Watson, Farley & Williams (New York) LLP